EXHIBIT 5.1

                     [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                       April 25, 1995



SunAmerica Inc.
1 SunAmerica Center
Los Angeles, California 90067-6022

Ladies and Gentlemen:

               We have acted as special counsel for SunAmerica Inc., a Maryland corporation ("SunAmerica"), and SunAmerica Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (Registration Nos. 33-56961-01 and 33-56961-02), as amended (the "Registration Statement"), relating to (i) the offer by the Trust (the "Offer") to exchange its 9.95% Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred") of SunAmerica and (ii) in connection therewith, the deposit by SunAmerica with the Trust as trust assets of its 9.95% Junior Subordinated Debentures, Series A, due 2044 (the "Junior Subordinated Debentures"). Concurrently with the delivery of Junior Subordinated Debentures to the Trust, SunAmerica will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Junior Subordinated Debentures. The Junior Subordinated Debentures are to be issued under an Indenture dated as of March 15, 1995 (as supplemented by the First Supplemental Indenture dated as of March 15, 1995, the "Indenture"), to be entered into by and between SunAmerica and The First National Bank of Chicago, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by SunAmerica to the extent described in the Offering Circular/Prospectus forming a part of the Registration Statement.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

               Based on the foregoing, we are of the opinion that:

               1. Assuming that the Indenture and the Junior Subordinated Debentures have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered, (iii) the terms of the Junior Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

               2. Assuming that the Guarantee has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered, (iii) the Preferred Securities have been duly issued and delivered in exchange for the Series B Preferred as contemplated by the Registration Statement, the Guarantee will constitute a valid and binding obligation of SunAmerica, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

               We are members of the Bar of the State of New York and our opinion is limited to the Federal laws of the United States and the laws of the State of New York.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Offering Circular/Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ DAVIS POLK & WARDWELL
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